   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1999
                                                    REGISTRATION NO. 333-81109

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 5
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               NETRIX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                54-1345159
     (State or other Jurisdiction of         (I.R.S. Employer Identification
     Incorporation or Organization)                      Number)


                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 22071
                                (703) 742-6000
        (Address and Telephone Number of Principal Executive Offices)

                                 LYNN C. CHAPMAN
                                    PRESIDENT
                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 22071
                                (703) 742-6000
          (Name, Address and Telephone Number of Agent for Service)

                                 WITH A COPY TO:
                             JAY R. SCHIFFERLI, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                (203) 324-1400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                EXPLANATORY NOTE

      This Amendment No. 5 is filed for the sole purpose of updating Exhibit
5.1. No changes are made to the form of prospectus, and accordingly, Part I of the registration statement is not amended hereby.

                                     PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses will be paid by Netrix Corporation.


          TYPE OR NATURE OF EXPENSE               AMOUNT TO BE PAID

SEC registration fee........................         $1,247.74
Accounting fees and expenses................          5,000.00
Legal fees and expenses.....................          1,500.00
Miscellaneous...............................          1,000.00
                                                     ---------
Total.......................................         $8,747.74
                                                     =========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with that action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under Section 145 who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor, by reason of such fact as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of that action or suit, except that no indemnification shall be made in respect of the an action or suit if he did not act in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that he is fairly and reasonably entitled to indemnity for those expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of such fact as provided in the preceding two sentences against expenses (including attorneys' fees) actually and reasonably incurred by him in connection the indemnified claim. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition to repay the amount advances if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by them in their capacity as an officer or director, or arising out of their status as an officer or director, whether or not the corporation would have the power to indemnify directors and officers against that liability. We have acquired officers' and directors' liability insurance of $1 million for members of our Board of Directors and executive officers.

      At present, there is no pending litigation or other proceeding involving any of our directors or officers for which indemnification is being sought, and we are not aware of any threatened litigation that may result in claims for indemnification by any officer or director.

      Article Eighth of our certificate of incorporation provides that we will indemnify all persons we are permitted to indemnify under the Delaware General Corporation Law, and that this indemnification will be to the fullest extent permitted the Delaware General Corporation Law.

ITEM 16.  EXHIBITS

      The exhibits listed below have been filed as part of this registration statement.

      4.1* Amended and restated certificate of incorporation (incorporated into this registration statement by reference to Exhibit 3.1 to Netrix's registration statement on Form S-1 filed on September 18, 1992, as amended (File No. 33-50464) (the "1992 S-1").
      4.2* Amended and restated by-laws of Netrix (incorporated into this registration statement by reference to Exhibit 3.2 of the 1992 S-1).
      4.3* Specimen certificate of common stock of the registrant (incorporated into this registration statement by reference to Exhibit 4.2 to the 1992 S-1).
      4.4* Certificate of designations for the form of Series A 8% convertible preferred stock.
      4.5* Supplemental certificate of designations for the form of Series A 8% convertible preferred stock (incorporated by reference to Exhibit
            4.2 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
      4.6*  Form of Warrant issued to Renwick Securities, Inc. (incorporated by reference to Exhibit 10.3 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
      4.7* Form of Warrant issued to Coast Business Credit (incorporated by reference to Exhibit 10.2 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
      4.8** Amendment to Certificate of Incorporation dated August 26, 1999. 4.9* Form of Warrant issued to Kaufman Bros. L.P. (incorporated by reference to Exhibit 4.6 to Netrix's quarterly report on Form
            10-Q filed November 15, 1999, (Commission file no. 0-50464)).
      5.1   Opinion on Legality.
      10.1* Agreement  and  Plan  of  Merger  between  Netrix   Corporation  and
            OpenROUTE Networks, Inc. dated September 30, 1999 (incorporated by reference to Exhibit 2.1 to Netrix's current report on Form 8-K filed on October 14, 1999, Commission file no. 0-50464).
      10.2* Amendment to Agreement and Plan of Merger between Netrix Corporation and OpenROUTE Networks, Inc. dated November 9, 1999 (incorporated by reference to Exhibit 10.4 to Netrix's quarterly report on Form 10-Q filed on November 15, 1999, Commission file No. 0-50464).

     23.1** Consent of Arthur Andersen LLP.
     23.2   Consent of Kelley Drye & Warren LLP (contained in Exhibit 5.1).
     24**   Power of Attorney (included within signature page).

      --------------------------------

       *  Incorporated by reference.
      ** Filed previously


ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      A. To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

            (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933.
            (ii) To include in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      B. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

      D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provisions, by-laws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      E. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, Netrix Corporation hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that Section.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, Netrix Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Herndon, State of Virginia, on December 7, 1999.

                                 NETRIX CORPORATION

                                 By: /S/ STEVEN T. FRANCESCO
                                     ------------------------
                                     Steven T. Francesco
                                     Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                                   TITLE                                    DATE
---------                                   -----                                    ----


/s/ STEVEN T. FRANCESCO                 Chief Executive Officer and
-------------------------------      Chairman of the Board of Directors              December 7, 1999
Steven T. Francesco                     Principal Executive Officer)


/s/ LYNN C. CHAPMAN                  President, Chief Operating Officer              December 7, 1999
-------------------------------               and Director
Lynn C. Chapman


/s/ PETER J. KENDRICK             Vice President-Finance and Administration          December 7, 1999
-------------------------------          and Chief Financial Officer
Peter J. Kendrick                    (Principal Financial and Accounting
                                                  Officer)


/s/ GREGORY MCNULTY*                              Director                           December 7, 1999
-------------------------------
Gregory McNulty


/s/ JOHN M. FACCIBENE*                            Director                           December 7, 1999
-------------------------------
John M. Faccibene


/s/ RICHARD YALEN*                                Director                           December 7, 1999
-------------------------------
Richard Yalen


/s/ DOUGLAS J. MELLO*                             Director                           December 7, 1999
-------------------------------
Douglas J. Mello


* By Steven T. Francesco, attorney-in-fact.

   ITEM 27. EXHIBITS

            (a) The exhibits listed below have been filed as part of this registration statement.

   EXHIBIT NO.          DESCRIPTION
   -----------          -----------


      The exhibits listed below have been filed as part of this registration statement.

      4.1* Amended and restated certificate of incorporation (incorporated into this registration statement by reference to Exhibit 3.1 to Netrix's registration statement on Form S-1 filed on September 18, 1992, as amended (File No. 33-50464) (the "1992 S-1").
      4.2* Amended and restated by-laws of Netrix (incorporated into this registration statement by reference to Exhibit 3.2 of the 1992 S-1).
      4.3* Specimen Certificate of common stock of the registrant (incorporated into this registration statement by reference to Exhibit 4.2 to the 1992 S-1).
      4.4* Certificate of designations for the form of Series A 8% convertible preferred stock.
      4.5* Supplemental certificate of designations for the form of Series A 8% convertible preferred stock (incorporated into this registration statement by reference to Exhibit 4.2 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
      4.6* Form of warrant issued to Renwick Securities, Inc. (incorporated into this registration statement by reference to Exhibit 10.3 to Netrix Corporation's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
      4.7* Form of warrant issued to Coast Business Credit (incorporated into this registration statement by reference to Exhibit 10.2 to Netrix's quarterly report on Form 10-Q filed on August 16, 1999, Commission file no. 0-50464).
      4.8** Amendment to Certificate of Incorporation dated August 26, 1999. 4.9* Form of Warrant issued to Kaufman Bros. L.P. (incorporated by reference to Exhibit 4.6 to Netrix's quarterly report on Form
            10-Q filed November 15, 1999, (Commission file no. 0-50464)).
      5.1   Opinion on Legality.
     10.1* Agreement and Plan of Merger between Netrix Corporation and OpenROUTE Networks, Inc. (incorporated by reference to Exhibit 2.1 to Netrix's current report on Form 8-K filed on October 14, 1999, Commission file no. 0-50464).
     10.2* Amendment to Agreement and Plan of Merger between Netrix Corporation and OpenROUTE Networks, Inc. dated November 9, 1999 (incorporated by reference to Exhibit 10.4 to Netrix's quarterly report on Form 10-Q filed on November 15, 1999, Commission file No. 0-50464).

     23.1** Consent of Arthur Andersen LLP.
     23.2   Consent of Kelley Drye & Warren LLP (contained in Exhibit 5.1).
     24**   Power of attorney (included within signature page).

   ---------------
       *Incorporated by reference
      **Filed previously